SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.          )
Filed by the Registrant ☑

Filed by a Party other than the Registrant☐

Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
OLD LINE BANCSHARES, INC.

(Name of Registrant as Specified In Its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

OLD LINE BANCSHARES, INC.
2995 Crain Highway
Waldorf, Maryland 20601
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 25, 2006, AT 5:00 P.M.
     The Annual Meeting of Stockholders of Old Line Bancshares, Inc., a Maryland corporation, will be held on May 25, 2006, at 5:00 p.m., local time, at Old Line Bancshares, Inc.’s office located at 2995 Crain Highway, Waldorf, Maryland 20601 for the following purposes:
1.	To elect three directors to serve for a three-year term ending at the Annual Meeting of Stockholders to be held in 2009, and until their successors are duly elected and qualified, and to elect one director to serve for a two-year term until the Annual Meeting of Stockholders to be held in 2008, and until his successor is duly elected and qualified.

2.	To amend Old Line Bancshares, Inc.’s charter to increase the authorized shares of Old Line Bancshares, Inc.’s common stock from 5,000,000 shares to 15,000,000 shares.

3.	To amend Old Line Bancshares, Inc.’s charter to expressly grant the Board of Directors the power to change the location of the principal office without the approval of the stockholders.

4.	To ratify the appointment of Rowles & Company, LLP as independent public accountants to audit the financial statements of Old Line Bancshares, Inc. for 2006.

5.	To act upon any other matter that may properly come before the meeting or any adjournment or postponement thereof.
     Only stockholders of record at the close of business on April 5, 2006 will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.
     Accompanying this notice is a proxy statement and proxy form. Whether or not you plan to attend the meeting, please indicate your choices on the matters to be voted upon, date and sign the enclosed proxy and return it in the enclosed postage-paid return envelope. You may revoke your proxy at any time prior to or at the meeting by written notice to Old Line Bancshares, Inc., by executing a proxy bearing a later date, or by attending the meeting and voting in person.
     You are cordially invited to attend the meeting in person.

By Order of the Board of Directors,

/s/ Christine M. Rush

Christine M. Rush, Secretary
Waldorf, Maryland
April 14, 2006

OLD LINE BANCSHARES, INC.
2995 Crain Highway
P.O. Box 1890 Waldorf, Maryland 20604
PROXY STATEMENT
Annual Meeting of Stockholders to be held on
May 25, 2006 at 5:00 P.M.
INTRODUCTION
     This Proxy Statement is furnished on or about April 14, 2006 to stockholders of Old Line Bancshares, Inc. in connection with the solicitation of proxies by Old Line Bancshares, Inc.’s Board of Directors to be used at the annual meeting of stockholders described in the accompanying notice (the “Annual Meeting”) and at any adjournments or postponements thereof. The purposes of the Annual Meeting are set forth in the accompanying notice of annual meeting of stockholders.
     This proxy material is being sent to Old Line Bancshares, Inc.’s stockholders on or about April 14, 2006. Old Line Bancshares, Inc.’s annual report on Form 10-KSB, including financial statements for the year ended December 31, 2005, has been mailed to all stockholders with this proxy material.
SOLICITATION AND REVOCATION OF PROXIES
     The enclosed proxy is solicited by the Board of Directors of Old Line Bancshares, Inc. The Board of Directors selected Messrs. Daniel W. Deming and James F. Dent or either of them, to act as proxies with full power of substitution. The proxy is revocable at any time prior to or at the Annual Meeting by written notice to Old Line Bancshares, Inc., by executing a proxy bearing a later date, or by attending the Annual Meeting and voting in person. A written notice of revocation of a proxy should be sent to the Secretary, Old Line Bancshares, Inc., P.O. Box 1890, Waldorf, Maryland 20604, and will be effective if received by the Secretary prior to the Annual Meeting. The presence of a stockholder at the Annual Meeting alone will not automatically revoke such stockholder’s proxy.
     In addition to solicitation by mail, officers and directors of Old Line Bancshares, Inc. may solicit proxies personally or by telephone. Old Line Bancshares, Inc. will not specifically compensate these persons for soliciting such proxies. Old Line Bancshares, Inc. will bear the cost of soliciting proxies. These costs may include reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners. Old Line Bancshares, Inc. will reimburse brokers and other persons for their reasonable expenses in forwarding proxy materials to customers who are beneficial owners of the common stock of Old Line Bancshares, Inc. registered in the name of nominees.
OUTSTANDING SHARES AND VOTING RIGHTS
     Stockholders of record at the close of business on April 5, 2006 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the close of business on that date, there were outstanding and entitled to vote 4,248,898.5 shares of common stock, $0.01 par value per share, each of which is entitled to one vote.
     The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will be necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.
     For the election of directors, which requires a plurality of the votes cast, only proxies and ballots indicating votes “FOR” a nominee or “WITHHOLD AUTHORITY” for a nominee are counted to determine the total number of votes cast, and abstentions have no effect on the outcome of the election.
     The affirmative vote of at least a majority of all votes cast at the Annual Meeting is sufficient for the ratification of the appointment of Rowles & Company LLP. An abstention is not included in calculating votes cast with respect to this proposal.

     The affirmative vote of two-thirds of the total votes entitled to be cast at the annual meeting is required for the approval of the amendment to Old Line Bancshares, Inc.’s charter to increase Old Line Bancshares, Inc.’s authorized shares of common stock from 5,000,000 to 15,000,000. An abstention will have the same effect as a vote against the amendment.
     The affirmative vote of two-thirds of the total votes entitled to be cast at the annual meeting is required for the approval of the amendment to Old Line Bancshares, Inc.’s charter to expressly grant the Board of Directors the power to change the location of the principal office of Old Line Bancshares, Inc. without the approval of the stockholders. An abstention will have the same effect as a vote against the amendment.
     If your shares are held in the name of a bank, brokerage firm or other similar holder of record (referred to as “in street name”), you will receive instructions from the holder of record that you must follow in order for you to specify how your shares will be voted. If you do not specify how you would like your shares to be voted, your shares held in street name may still be voted. In general, holders of record have the authority to vote shares for which their customers do not provide voting instructions on certain routine, uncontested items. In the case of non-routine or contested items, the institution holding street name shares cannot vote the shares if it has not received voting instructions. These are considered to be “broker non-votes.”
     It is anticipated that each of the four items in this proxy statement is considered a routine item for which street name shares may be voted without specific instructions. If your street name holder of record signs and returns a proxy card on your behalf, but does not indicate how the common stock should be voted, the common stock represented on the proxy card will be voted in the manner described below.
     All proxies will be voted as directed by the stockholder on the proxy form. A proxy, if executed and not revoked, will be voted in the following manner (unless it contains instructions to the contrary, in which event it will be voted in accordance with such instructions):
FOR the nominees for directors named below.
FOR the amendment to Old Line Bancshares, Inc.’s charter to increase the authorized shares of Old Line Bancshares, Inc.’s common stock from 5,000,000 shares to 15,000,000 shares.
FOR the amendment to Old Line Bancshares, Inc.’s charter to expressly grant the Board of Directors the power to change the location of the principal office without the approval of the stockholders.
FOR ratification of the appointment of Rowles & Company, LLP as independent public accountants for 2006.
Proxies will be voted in the discretion of the holder on such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
IT IS ANTICIPATED THAT OLD LINE BANCSHARES, INC.’S DIRECTORS AND OFFICERS WILL VOTE THEIR SHARES OF
COMMON STOCK IN FAVOR OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS LISTED HEREIN, FOR THE
APPROVAL OF THE ARTICLES OF AMENDMENT AND FOR THE RATIFICATION OF THE APPOINTMENT OF ROWLES &
COMPANY, LLP.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS
     The following table sets forth information with respect to the beneficial ownership of Old Line Bancshares, Inc.’s common stock by each director, by its executive officers and by all of its directors and executive officers as a group, as well as information regarding each other person that we believe own in excess of 5% of the outstanding common stock. Unless otherwise noted below, we believe that each person named in the table has or will have the sole voting and sole investment power with respect to each of the securities reported as owned by such person.

			Total Number
		Options to	of Shares
Name and Address of	Common	Purchase	Beneficially	Percentage of
Beneficial Owner (1)	Stock	Common Stock	Owned (2)	Ownership (3)
Charles A. Bongar, Jr.(4)	24,890	3,100	27,990	0.66%
Joseph E. Burnett(5)	19,800	15,460	35,260	0.83%
Craig E. Clark(6)	84,199	3,100	87,299	2.05%
James W. Cornelsen	50,494	55,700	106,194	2.47%
Daniel W. Deming(7)	19,200	8,500	27,700	0.65%
James F. Dent	43,290	8,500	51,790	1.22%
Nancy L. Gasparovic	7,300	8,500	15,800	0.37%
Frank Lucente(8)	137,170	4,000	141,170	3.32%
Gail D. Manuel(9)	9,900	4,900	14,800	0.35%
John D. Mitchell(10)	10,828	8,500	19,328	0.45%
Gregory S. Proctor, Jr.	10,302	2,200	12,502	0.29%
Christine M. Rush(11)	1,800	14,960	16,760	0.39%
Suhas R. Shah	200	—	200	0.00%

All directors & executive officers as a group (13 people)	419,373	137,420	556,793	12.69%

Jeffrey A. Miller and Eric D. Jacobs(12) c/o Miller & Jacobs Capital, L.L.C. P.O. Box 26039, Gallows Bay Station Christiansted, Virgin Islands 00824	261,310	—	261,310	6.15%

Wellington Management Company, LLP(13) 75 State Street Boston, MA. 02109	275,000	—	275,000	6.47%

(1)	Unless otherwise indicated, the address of each person listed in the foregoing table is the address of Old Line Bancshares, Inc.

(2)	The total number of shares beneficially owned includes shares of common stock owned by the named persons as of the date of this proxy statement and shares of common stock subject to options held by the named persons that are exercisable as of, or within 60 days of, the date of this proxy statement.

(3)	The shares of common stock subject to options are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(4)	Includes 480 shares of common stock held for the benefit of his grandson.

(5)	Includes 1,620 shares of common stock held jointly with his spouse.

(6)	Includes 64,763 shares of common stock held jointly with his spouse. Does not include 11,329 shares owned by an individual retirement account for the benefit of his spouse. Mr. Clark disclaims beneficial ownership in such shares. Does not include 4,800 shares of common stock held in trust for the benefit of his mother-in-law. His spouse is trustee of the trust. Mr. Clark disclaims beneficial ownership in such shares.

(7)	Holds 7,840 shares of common stock jointly with his spouse, 10,000 shares of common stock in Deming Associates, Inc. of which Mr. Deming is President and sole owner, and 1,000 shares of common stock in Livingston, Ltd. of which Mr. Deming is Vice President, Secretary and Treasurer and fifty percent owner.

(8)	Includes 74,450 shares of common stock held by Lucente Enterprises, Inc., of which Mr. Lucente is the President, and 4,610 shares of common stock held by Chesapeake Custom Homes, LLC, of which Lucente Enterprises, Inc. is a manager and the majority member. Does not include 6,260 shares owned by an individual retirement account for the benefit of his spouse. Mr. Lucente disclaims beneficial ownership in such shares.

(9)	Includes 1,008 shares of common stock held jointly with her spouse.

(10)	Includes 60 shares of common stock held for the benefit of his granddaughter.

(11)	Includes 360 shares of common stock held jointly with Mark O. Posten.

(12)	Mr. Jacobs and Mr. Miller have reported that they indirectly own 261,310 shares of common stock as the sole managers and members of Miller & Jacobs Capital, L.L.C., which is affiliated with several investment entities, including the Acadia Master Fund I, Ltd.

(13)	Wellington Management Company, LLP has reported that it holds 275,000 shares of common stock in its capacity as investment adviser and the securities are owned by clients of Wellington Management Company, LLP.
PROPOSAL I
ELECTION OF DIRECTORS
     The Board of Directors currently has 11 directors, divided into three classes – Class A, Class B and Class C. The directors in each class are elected to serve for a three year term and until their respective successors are duly elected and qualified.
     All of the members of Old Line Bancshares, Inc.’s Board of Directors, except Gregory S. Proctor, Jr. and Suhas R. Shah, have served since the incorporation of Old Line Bancshares, Inc. in April 2003.
     The Board of Directors is recommending the election of Charles A. Bongar, Jr., Nancy L. Gasparovic and Frank Lucente, Jr. as Class B directors for a term ending at the 2009 annual meeting of stockholders. The Board of Directors is also recommending the election of Suhas R. Shah, who was appointed to the Board in January 2006, as a Class A director for a term ending at the 2008 annual meeting of stockholders.
     All of the nominees are now directors of Old Line Bancshares, Inc. and each nominee has consented to serve as a director, if elected. The directors whose terms have not expired will continue to serve as directors until the expiration of their respective terms.
     It is not contemplated that any of the nominees will become unavailable to serve, but if that should occur before the Annual Meeting, proxies that do not withhold authority to vote for the nominees listed below will be voted for another nominee, or nominees, selected by the Board of Directors.
     The proxies solicited hereby, unless directed to the contrary, will be voted “For” the election as directors of all four nominees named below. In order to be elected, a plurality of the shares cast at the Annual Meeting is necessary. Abstentions and broker non-votes have no effect on the outcome of the election.
     Information regarding the nominees and the directors who will continue to serve unexpired terms, and certain information relating to them, follows.
The Board of Directors recommends that stockholders vote “FOR” the election of all nominees.
Nominees for election to the Board of Directors for a three-year term expiring in 2009:
     Charles A. Bongar, Jr., 61, is a lawyer with the firm of Andrews, Bongar, Starkey & Claggett, P.A. The firm has an office in Waldorf, Maryland. He has practiced law since 1972 and specializes in real estate transactions, estate probate, and personal injury cases. Mr. Bongar resides in LaPlata, Maryland. He has been a member of the Board of Directors of Old Line Bank since 1993.
     Nancy L. Gasparovic, 58, is owner and operator of Title Professionals, Ltd., a real estate settlement company in LaPlata, Maryland. Ms. Gasparovic resides in Issue, Maryland. She has been a member of the Board of Directors of Old Line Bank since 1993.

     Frank Lucente, Jr., 64 is Chairman of Chesapeake Custom Homes, a Suburban Maryland residential home builder and developer, and President of Lucente Enterprises, a land development holding company. Mr. Lucente resides in Tequesta, Florida. He has been a member of the Board of Directors of Old Line Bank since 2002. In December 2003, the Board of Directors voted unanimously to appoint Mr. Lucente to the newly established position of Vice Chairman of the Board of Directors of Old Line Bank. Mr. Lucente also serves in that position for Old Line Bancshares, Inc.
Nominees for election to the Board of Directors for the remainder of the three-year term expiring in 2008:
     Suhas R. Shah, CPA, 51, is a principal and member of Source One Business Services, LLC, and has served in that capacity since 1986 and is a principal and shareholder of Regan, Russell, Schickner & Shah, P.A. and has served in that capacity since 1986. Source One Business Services, LLC is located in Ellicott City, Maryland. The company provides cash flow and budgeting analysis; computer consulting; tax planning and preparation for corporations, individuals, estates and trusts; litigation support; financial forecasts; and merger and acquisitions advisory services to a variety of clients. Regan, Russell, Schickner & Shah, P.A. is a certified public accounting firm located in Ellicott City, Maryland. Mr. Shah resides in Marriottsville,Maryland. He has been a member of the Board of Directors of Old Line Bank since January 2006.
Continuing Directors:
     The directors whose terms have not expired are as follows:
     Term Expiring at 2007 Annual Meeting
     James W. Cornelsen, 51, is the President and Chief Executive Officer of Old Line Bancshares, Inc. and Old Line Bank. He joined Old Line Bank and became a member of its Board of Directors in 1994. He has 30 years of commercial banking experience. Prior to joining Old Line Bank, Mr. Cornelsen was a Senior Vice President at Sequoia National Bank and Vice President of Commercial Lending at Citizens Bank of Maryland. Mr. Cornelsen resides in LaPlata, Maryland.
     Daniel W. Deming, 57, is a Director of Deming Associates, Inc., in Accokeek, Maryland. He also serves as a Director of Kanawha Roxalana Company, in West Virginia and is a Director of Livingston, Ltd. All three of these companies are engaged in various aspects of real estate. Mr. Deming resides in Accokeek, Maryland. He has been a member of the Board of Directors of Old Line Bank since 1992.
     James F. Dent, 69, is owner and operator of a State Farm Insurance Agency that he established in 1961. He resides in LaPlata, Maryland. Mr. Dent is a founder of Old Line Bank and has served as a member of the Board of Directors of Old Line Bank since 1988.
     John D. Mitchell, Jr., 57, is President of JCV, Inc. a petroleum equipment company located in Hughesville, Maryland. Mr. Mitchell resides in LaPlata, Maryland. He has been a member of the Board of Directors of Old Line Bank since 1992.
     Term Expiring at 2008 Annual Meeting
     Craig E. Clark, 64, is President of Waldorf Carpets, Inc., a wholesale and retail flooring company, which he established in 1969. Mr. Clark is a founder of Old Line Bank. He has served as Chairman of the Board of Directors of Old Line Bank since 1994 and of Old Line Bancshares, Inc. since its incorporation in April 2003 and served as a member of the Board of Directors of Old Line Bank since 1988. Mr. Clark resides in Lusby, Maryland.
     Gail D. Manuel, 50, is owner and Director of Trinity Memorial Gardens and Mausoleum in Waldorf, Maryland. She is a past Board of Director of the Charles County Chamber of Commerce and past President of Charles County Zonta Club. She resides in Welcome, Maryland. She has been a member of the Board of Directors of Old Line Bank since 1994.
     Gregory S. Proctor Jr., 42, is President and Chief Executive Officer of G.S. Proctor & Associates, Inc., a Maryland registered lobbying and consulting firm, which he established in 1995. He resides in Upper Marlboro, Maryland. He has been a member of the Board of Directors of Old Line Bancshares, Inc. and Old Line Bank since 2004.

     The Board of Directors has determined that Directors Charles A. Bongar, Craig E. Clark, Daniel W. Deming, James F. Dent, Nancy L. Gasparovic, Gail D. Manuel, John D. Mitchell, Gregory S. Proctor, Jr. and Suhas R. Shah are “independent” as defined under the applicable rules and listing standards of the Nasdaq Stock Market, Inc.
BOARD MEETINGS AND COMMITTEES
     Old Line Bancshares, Inc.’s Board of Directors meets each month (usually the fourth Thursday of each month) and such special meetings as circumstances may require. The Board of Directors of Old Line Bancshares, Inc. and Old Line Bank met twelve times during 2005. Each director attended at least 75% of the total number of meetings of the Board of Directors and the Board committees of Old Line Bancshares, Inc. and Old Line Bank which he or she was a member during 2005.
     The Board of Directors of Old Line Bancshares, Inc. has standing Audit, Nominating and Compensation Committees. Old Line Bank also has a number of standing committees, including the Asset & Liability Committee, Audit Committee, Compensation Committee, Loan/Loan Review Committee, Nominating Committee and Real Estate Committee. The members of Old Line Bancshares, Inc.’s and Old Line Bank’s Audit, Compensation and Nominating Committees are the same, and these committees typically hold joint meetings.
     Old Line Bancshares, Inc.’s policy requires that, in the absence of an unavoidable conflict, all directors are expected to attend the annual meeting of Old Line Bancshares, Inc.’s stockholders. All members of the Board of Directors of Old Line Bank attended the 2005 annual meeting.
Audit Committee
     Old Line Bancshares, Inc.’s Audit Committee members are Craig E. Clark, James F. Dent, John D. Mitchell, Jr. and Suhas R. Shah. The Board of Directors has determined that each of these individuals is independent, as defined under the applicable rules and listing standards of the Nasdaq Stock Market, Inc. and the rules and regulations of the Securities and Exchange Commission. In addition, the Board of Directors has determined that each committee member is able to read and understand fundamental financial statements, including Old Line Bancshares, Inc.’s consolidated balance sheet, income statement and cash flow statement. In addition, the Board of Directors has determined that Mr. Shah is an “audit committee financial expert” as that term is defined by the rules and regulations of the Securities and Exchange Commission.
     The Audit Committee of Old Line Bancshares, Inc. and Old Line Bank held four meetings in 2005. The Audit Committee’s primary responsibilities are to assist the Board by monitoring (i) the integrity of the financial statements of Old Line Bancshares, Inc.; (ii) the independent auditors’ qualifications and independence; (iii) the performance of Old Line Bancshares, Inc.’s and its subsidiaries’ internal audit function and independent auditors; (iv) Old Line Bancshares Inc.’s system of internal controls; (v) Old Line Bancshares, Inc.’s financial reporting and system of disclosure controls; and (vi) Old Line Bancshares, Inc.’s compliance with legal and regulatory requirements.
     In addition, the Audit Committee was appointed to oversee treatment of, and any necessary investigation concerning, any employee complaints or concerns regarding Old Line Bancshares, Inc.’s accounting and auditing matters. Pursuant to procedures adopted by Old Line Bancshares, Inc., any employee with such complaints or concerns is encouraged to report them, anonymously if they desire, to the Chair of the Audit Committee for investigation, and appropriate corrective action, by the Audit Committee.
     The Audit Committee has adopted a written charter, a copy of which is available in the shareholder relations section of Old Line Bank’s website at www.oldlinebank.com.
Nominating Committee
     Old Line Bancshares Inc.’s Nominating Committee members are Nancy L. Gasparovic, Craig E. Clark and Gregory S. Proctor, Jr. The Board of Directors has determined that each of these individuals is independent, as defined under the applicable rules and listing standards of the Nasdaq Stock Market, Inc. The Nominating Committee has adopted a written charter, a copy of which is available in the shareholder relations section of Old Line Bank’s website at oldlinebank.com. The Nominating Committee of Old Line Bancshares, Inc. held one meeting in 2005.

     The Nominating Committee determines whether the incumbent directors should stand for reelection to the Board of Directors and identifies and evaluates candidates for membership on the Board of Directors. In the case of a director nominated to fill a vacancy on the Board of Directors due to an increase in the size of the Board of Directors, the Nominating Committee recommends to the Board of Directors the class of directors in which the director-nominee should serve. The Nominating Committee also conducts appropriate inquiries into the backgrounds and qualifications of possible director candidates and reviews and makes recommendations regarding the composition and size of the Board of Directors.
     The Nominating Committee also evaluates candidates for nomination to the Board of Directors who are recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by submitting a written recommendation to the Secretary of Old Line Bancshares, Inc. at P.O. Box 1890, Waldorf, Md. 20604. Submissions must include sufficient biographical information concerning the recommended individual, including age, five year employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements and board memberships for the Nominating Committee to consider. A written consent of the individual to stand for election if nominated and to serve if elected by the stockholders must accompany the submission. The Nominating Committee will consider recommendations received by a date not later than 120 calendar days before the date the Proxy Statement was released to stockholders in connection with the prior year’s annual meeting for nomination at that annual meeting. The Nominating Committee will consider nominations received beyond that date at the annual meeting subsequent to the next annual meeting.
     The Nominating Committee evaluates nominees for directors recommended by security holders in the same manner in which it evaluates any nominees for directors. Minimum qualifications include high moral character, mature judgment, familiarity with Old Line Bancshares Inc.’s business and industry, independence of thought and ability to work collegially.
Compensation Committee
     Old Line Bancshares, Inc.’s Compensation Committee members are Charles A. Bongar, Craig E. Clark, and Gail D. Manuel. The Board of Directors has determined that each of these individuals is independent, as defined under the applicable rules and listing standards of the Nasdaq Stock Market, Inc. The Compensation Committee of Old Line Bancshares, Inc. and Old Line Bank held three meetings in 2005.
     The Compensation Committee evaluates the performance of the President and Chief Executive Officer and makes recommendations to the Board of Directors regarding the President and Chief Executive Officer’s compensation. The Compensation Committee also reviews the current industry practices regarding compensation packages provided to executive management and the Board of Directors, including salary, bonus, stock options and other perquisites. Based on recommendations from the President and Chief Executive Officer, the Compensation Committee approves compensation provided to members of executive management, excluding the President and Chief Executive Officer. The Compensation Committee also evaluates and recommends to the Board of Directors fees for non-employee board members.
DIRECTOR COMPENSATION
     For 2005, each non-employee Director of Old Line Bank, other than the Chairman of the Board and the Vice Chairman of the Board, received $400 for each attended meeting of the Board of Directors, and $200 for each attended meeting of the asset & liability committee, the loan/loan review committee, the real estate committee and the nominating committee. Each non-employee Director of Old Line Bank, other than the Chairman of the Board and the Vice Chairman of the Board, also received $300 for each attended meeting of the compensation committee and the audit committee. Each non-employee Director of Old Line Bank, other than the Chairman of the Board and the Vice Chairman of the Board, also received a $250 quarterly retainer. During 2005, the Chairman of the Board received an annual compensation of $30,000 and the Vice Chairman received an annual compensation of $15,000.
     During 2006, it is anticipated that each non-employee Director of Old Line Bank will receive the same cash compensation as the compensation received in 2005. We reserve the right to change these amounts during 2006.
     Old Line Bancshares, Inc. has paid no cash remuneration, direct or otherwise, to its directors since its incorporation. It is expected that unless and until Old Line Bancshares, Inc. becomes actively involved in additional businesses other than owning all the capital stock of Old Line Bank, no separate cash compensation will be paid to the directors of Old Line Bancshares, Inc. in addition to that paid to them by Old Line Bank in their capacities as directors of Old Line Bank. However, Old Line Bancshares, Inc. may determine in the future that such separate cash compensation is appropriate.
     In addition to cash compensation, since 1997, Old Line Bancshares, Inc. or Old Line Bank (prior to Old Line Bank’s reorganization into the holding company structure) has granted options in December of each year to its non-employee directors. Historically, each non-employee director was granted an option to purchase 900 shares. For 2004, Old Line Bancshares, Inc. increased the amount to 1,200 and in 2005 it granted 1,000 shares. All options were granted at fair market value, are exercisable immediately, and expire on the tenth anniversary of the grant date. Also, the options terminate (if not exercised) on the first anniversary of the termination of the director’s service on the Board of Directors.
     Old Line Bancshares, Inc. intends to grant options to purchase 1,000 shares of its common stock to its non-employee directors in December 2006 It is anticipated that the options will be granted at fair market value, will be exercisable immediately, and will expire on the tenth anniversary of the grant date. It is also anticipated that the options will terminate (if not exercised) on the first anniversary of the termination of the director’s service on the Board of Directors. Old Line Bancshares, Inc. reserves the right to change this policy, including a change which grants non-employee directors options to purchase more than 1,000 shares of common stock.

EXECUTIVE COMPENSATION
Executive Compensation
     The following table sets forth the compensation paid by Old Line Bank to its Chief Executive Officer and to any other executive officer who received compensation in excess of $100,000 during 2005.
Summary Compensation Table

	Annual Compensation				Long-term Compensation
				Other	Securities
Name and Principal				Annual	Underlying	All Other
Position	Year	Salary ($)	Bonus ($)	Compensation	Options (#)	Compensation
James W. Cornelsen, President & Chief Executive Officer (1)	2005	$190,000	$63,000	$—	19,700	$12,524
	2004	150,000	40,000	117,000	10,800	9,439
	2003	135,000	30,000	—	3,960	11,069

Joseph E. Burnett Senior Vice President & Chief Lending Officer (2)	2005	$127,000	$25,000		8,800	$7,234
	2004	114,000	17,000		3,960	6,105
	2003	107,000	15,000		2,700	6,126

Christine M. Rush Senior Vice President, Chief Financial Officer, Corporate Secretary & Chief Credit Officer (3)	2005	$121,000	$24,000		8,300	$6,924
	2004	100,000	17,000		3,960	5,609
	2003	90,000	14,000		2,700	4,794

(1)	Other compensation includes $10,136, $6,783, and $6,633 of contributions to Old Line Bank’s 401(k) retirement plan for 2005, 2004, and 2003, respectively; $2,388, $2,480, and $3,160 of term life insurance payments paid by Old Line Bank on Mr. Cornelsen’s behalf for 2005, 2004 and 2003, respectively; auto reimbursement of $0, $176 and $1,276 in 2005, 2004, and 2003, respectively. In 2004, Mr. Cornelsen exercised his option to purchase 18,000 shares of common stock at an exercise price of $2.81. The market price of the common stock on the date of exercise was $9.31. The exercise price, the market price and the number of shares of common stock are adjusted for the 20% stock dividend paid on March 24, 2005. Other annual compensation in 2004 represents the dollar difference between the price paid of the common stock and the fair market value of the common stock at exercise of the options.

(2)	Other compensation includes $6,115, $4,890, and $4,910 of contributions to Old Line Bank’s 401(k) retirement plan for 2005, 2004 and 2003, respectively; and $1,119, $1,215, and $1,216 of term life insurance payments paid by Old Line Bank on Mr. Burnett’s behalf for 2005, 2004, and 2003, respectively.

(3)	Other compensation includes $5,828, $4,279, and $4,190, of contributions to Old Line Bank’s 401(k) retirement plan for 2005, 2004 and 2003 respectively; and $1,096, $1,330, and $604 of term life insurance payments paid by Old Line Bank on Ms. Rush’s behalf for 2005, 2004, and 2003.

     The following table contains information concerning the grant of stock options made during the last completed fiscal year to Messrs. Cornelsen and Burnett and Ms. Rush.
Individual Grants

	Number of	% of Total
	Securities	Options
	Underlying	Granted to
	Options	Employees in	Exercise or Base	Expiration
Name	Granted	Fiscal Year	Price ($/Share)(1)	Date
James W. Cornelsen (2)	19,700	27.82%	$10.44	12/31/2015
Joseph E. Burnett (3)	8,800	12.43%	$10.44	12/31/2015
Christine M. Rush (4)	8,300	11.72%	$10.44	12/31/2015

(1)	The exercise price is equal to the fair market value on the date of grant.

(2)	Mr. Cornelsen received options to purchase 19,700 shares of common stock in December 2005 pursuant to his employment agreement and the 2005 Stock Option Model. One-third of the grant vested as of December 31, 2005, one-third of the grant will vest on December 31, 2006 and one-third of the grant will vest on December 31, 2007.

(3)	Mr. Burnett received options to purchase 8,800 shares of common stock in December 2005 pursuant to his employment agreement and the 2005 Stock Option Model. One-third of the grant vested as of December 31, 2005, one-third of the grant will vest on December 31, 2006 and one-third of the grant will vest on December 31, 2007.

(4)	Ms. Rush received options to purchase 8,300 shares of common stock in December 2005 pursuant to her employment agreement and the 2005 Stock Option Model. One-third of the grant vested as of December 31, 2005, one-third of the grant will vest on December 31, 2006 and one-third of the grant will vest on December 31, 2007.
     The following table sets forth underlying unexercised options held as of December 31, 2005 by Mr. Cornelsen, Mr. Burnett and Ms. Rush and the aggregate dollar value of in-the-money unexercised options held as of December 31, 2005 by Mr. Cornelsen, Mr. Burnett and Ms. Rush.

	Number of Securities
	Underlying			Value of Unexercised
	Unexercised Options at			in-the-Money Options
Name	December 31, 2005			at December 31, 2005(1)
	Exercisable		Unexercisable	Exercisable	Unexercisable
James W. Cornelsen	38,967	(2)	16,733	$134,901	$2,196
Joseph E. Burnett	8,273	(3)	7,187	3,937	805
Christine M. Rush	8,107	(4)	6,853	3,937	805

(1)	Represents the total gain which would be realized if all in-the-money options held at December 31, 2005 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the fair market value of the shares at December 31, 2005 of $10.44.

(2)	The exercise price of these options is $3.97 per share with respect to 3,600 of these options, $4.72 per share with respect to 3,600 of these options, $3.60 per share with respect to 4,500 of these options, $4.39 per share with respect to 4,500 of these options, $4.94 per share with respect to 4,500 of these options, $9.58 per share with respect to 4,500 of these options, $9.83 per share with respect to 10,800 of these options and $10.44 per share with respect to 19,700 of these options.

(3)	The exercise price of these options is $9.58 per share with respect to 2,700 of these options, $9.83 per share with respect to 3,960 of these options, and $10.44 per share with respect to 8,800 of these options.

(4)	The exercise price of these options is $9.58 per share with respect to 2,700 of these options, $9.83 per share with respect to 3,960 of these options and $10.44 per share with respect to 8,300 of these options.

     The following table sets forth certain information as of December 31, 2005, with respect to compensation plans under which equity securities of Old Line Bancshares, Inc. are authorized for issuance.
Equity Compensation Plan Information

Number of securities to be
	issued upon exercise of	Weighted average exercise price	Number of securities
	outstanding options,	of outstanding options, warrants	remaining available for
Plan Category	warrants and rights	and rights	future issuance
Equity compensation plans approved by security holders(1)	172,620	$10.21	214,680

(1)	Includes the 1990 Stock Option Plan, as amended, the 2001 Incentive Stock Option Plan, as amended, and the 2004 Equity Incentive Plan. The 1990 Stock Option Plan, as amended, and the 2001 Incentive Stock Option Plan, as amended, were approved by security holders of Old Line Bank and its predecessor, Old Line National Bank. Effective September 15, 2003, all of the then stockholders of Old Line Bank became stockholders of Old Line Bancshares, Inc. The 2004 Equity Incentive Plan was approved by security holders of Old Line Bancshares, Inc.
Employment Agreements
     Old Line Bank has entered into employment agreements with each of James W. Cornelsen, Joseph W. Burnett and Christine M. Rush.
     On March 31, 2003, Old Line Bank entered into a new employment agreement with Mr. Cornelsen (replacing a 1999 agreement) to serve as the President and Chief Executive Officer of Old Line Bank. This agreement provides for an initial term of five years and may be extended by the Board of Directors, in their sole discretion, for one additional year or such greater term as the Board of Directors deems appropriate. In December 2003, 2004 and 2005, the Board of Directors extended the term by one additional year. Mr. Cornelsen’s employment agreement is currently set to expire in March 2011.
Mr. Cornelsen’s agreement currently provides for a salary of $205,000 and Mr. Cornelsen may receive an annual bonus to be determined by the Board of Directors. In addition, Mr. Cornelsen is entitled to receive an annual grant of options to purchase at least 4,500 shares of common stock of Old Line Bancshares, Inc., assuming such options are available to grant under a stockholder approved stock option plan.
     The agreement terminates upon Mr. Cornelsen’s death, permanent disability or by mutual written agreement. In addition, Mr. Cornelsen may terminate the agreement within six months following a “change in control,” as described below, or for good reason as described in the agreement. Old Line Bank may terminate the agreement for certain events constituting cause as described in the agreement. Old Line Bank may also terminate the agreement without cause provided that it provides sixty days prior written notice to Mr. Cornelsen.
     If Mr. Cornelsen terminates the agreement for good reason, or if Old Line Bank terminates Mr. Cornelsen’s employment without cause or because of permanent disability, Mr. Cornelsen will receive severance pay for the remaining term of the agreement in an amount equal to his average annual compensation over the prior five years.
     If Mr. Cornelsen is terminated or terminates his employment in anticipation of or within six months following a change in control, he is entitled to a single payment equal to 2.99 times his average annual compensation over the prior five years. If the change of control payments were required to be paid in 2006, Mr. Cornelsen would receive approximately $513,000.
Pursuant to the employment agreement, a “change in control” will occur if:
any person or persons acting in concert acquires, whether by purchase, assignment, transfer, pledge or otherwise (including as a result of a redemption of securities), then outstanding voting securities of Old Line Bancshares, Inc, if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote twenty-five percent (25%) or more of any class of voting securities of Old Line Bancshares, Inc., as the case may be;

•	within any twelve-month period (beginning on or after the effective date of the employment agreement) the persons who were directors of Old Line Bancshares, Inc. immediately before the beginning of such twelve-month period (the “Incumbent Directors”) cease to constitute at least a majority of such Board of Directors; provided that any director who was not a director as of the effective date of the employment agreement will be deemed to be an Incumbent Director if that director was elected to such Board of Directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors;

•	the stockholders of Old Line Bancshares, Inc. approve a reorganization, merger or consolidation with respect to which persons who were the stockholders of Old Line Bancshares, Inc. immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities (other than in connection with the formation of the holding company); or

•	all or substantially all of the assets of Old Line Bancshares, Inc. are sold, transferred or assigned to any third party.
     On March 31, 2003, Old Line Bank entered into employment agreements with Mr. Burnett and Ms. Rush to serve as Senior Vice Presidents of Old Line Bank. Each agreement has an initial term of two years and thereafter automatically extends for periods of one year unless Old Line Bank terminates the automatic renewal by giving written notice ninety days prior to the renewal date. Old Line Bank did not provide such a notice within 90 days of March 31, 2006.
     Mr. Burnett’s agreement currently provides for a salary of $142,000 and Ms. Rush’s agreement currently provides for a salary of $135,500. Each of these two officers may receive an annual discretionary bonus. In addition, these officers are each entitled to receive an annual grant of options to purchase at least 2,700 shares of common stock of Old Line Bancshares, Inc., assuming such options are available to grant under a stockholder approved stock option plan.
     Each agreement terminates upon the employee’s death or physical or mental incapacitation that has left the employee unable to perform his or her duties for a period of sixty consecutive days. In addition, the employee may terminate his or her agreement by giving Old Line Bank sixty days written notice. Old Line Bank may terminate each agreement for certain events constituting cause as described in the agreements. Each employee is entitled to receive the remaining balance of his or her unused vacation and personal leave at the termination of employment unless the employee is terminated for cause.
Other Executive Benefits
     Incentive Plan Model and Stock Option Model
     On June 24, 2005, our Board of Directors approved an Incentive Plan Model and a Stock Option Model for calendar year 2005 for Messrs. Cornelsen and Burnett and Ms. Rush. The Incentive Plan Model and the Stock Option Model provided mechanisms under which the compensation committee could, in its discretion, authorize cash and equity compensation bonuses to the executive officers. To date, the compensation committee has not adopted new models for 2006.
     The models provided the compensation committee with guidelines for determining discretionary bonuses. The cash bonus under the Incentive Plan Model was determined by multiplying the named executive’s base salary by a percentage factor calculated based on our return on assets, return on equity and earnings per share at a threshold, target and stretch level. The options to be granted under the Stock Option Model depended on whether Old Line Bancshares, Inc. met the cumulative threshold, target and stretch levels for our return on assets, return on equity and earnings per share. If met, options with a value equal on the date of grant to a percentage of the executive’s base salary based on the Black-Scholes pricing model would be issued to the executives.
     Under the Incentive Plan Model, at the target levels, Mr. Cornelsen would be eligible to receive a bonus equal to 25% of his base salary and Mr. Burnett and Ms. Rush would be eligible to receive a bonus equal to 15% of their base salaries. Under the Stock Option Model, at the target levels, the officers would be eligible to receive options with a value equal on the date of grant to 20% (for Mr. Cornelsen) or 10% (for Mr. Burnett and Ms. Rush) of base salary based on Black-Scholes pricing model.
     The compensation committee designed the incentive structure to reward achievement based on Old Line Bancshares, Inc.’s return on assets, return on equity and earnings per share, and to discourage the achievement of one metric at the expense of the others.

The Board of Directors and the compensation committee of the Board of Directors were authorized to adjust, modify or terminate the models, in full or in part, at any time in their sole discretion. The Stock Option Model did not affect the minimum number of options that the executives were to receive as provided for in their employment agreements, subject to the terms of those agreements.
     On December 30, 2005, the compensation committee of the Board of Directors of Old Line Bancshares, Inc. and Old Line Bank, reviewed the anticipated financial performance of Old Line Bancshares, Inc. and Old Line Bank for the fiscal year ended December 31, 2005 in order to determine what, if any, cash bonus or incentive stock option bonus should be paid to the executive officer pursuant to the Incentive Plan Model and Stock Option Model. In making its review, the compensation committee reviewed Old Line Bancshares, Inc.’s actual anticipated financial performance and considered the impact of the stock offering that was completed in October 2005 and the addition of the College Park loan production office in August 2005 on the financial performance.
     Based on this review, effective December 30, 2005, we paid cash bonuses and issued incentive stock options to Mr. Cornelsen, Mr. Burnett and Ms. Rush as follows:

Name of Officer	Cash Bonus	Number of Options	Exercise Price
James W. Cornelsen	$63,000	19,700	$10.44

Joseph Burnett	25,000	8,800	10.44
Christine Rush	24,000	8,300	10.44
One-third of the option grant vested as of December 31, 2005, one-third of the option grant will vest on December 31, 2006 and one-third of the option grant will vest on December 31, 2007. The options were issued from the Registrant’s 2004 Equity Incentive Plan.
     Salary Continuation Agreements and Supplement Life Insurance Agreements
     On January 3, 2006, Old Line Bank entered into Salary Continuation Agreements and Supplemental Life Insurance Agreements and started accruing for a related annual expense, with Mr. Cornelsen, Mr. Burnett and Ms. Rush.
     Under the Salary Continuation Agreements, and in accordance with the conditions specified therein, benefits accrue over time from the date of the agreement until the executive reaches the age of 65. Upon full vesting of the benefit, the executives will be paid the following annual amounts for 15 years: Mr. Cornelsen — $131,607; Mr. Burnett — $23,177; and Ms. Rush — $56,658. The agreements also provide for payments to the executives if their employment is terminated prior to age 65, including as a result of death or disability (as defined in the agreements). The agreements also provide for 100% vesting in the event of a separation from service (defined as the termination of the executive’s employment for any reason other than death or disability) following a change in control (as defined in the agreements). Change in control is defined in the agreements by reference to the definition in Section 409A of the Internal Revenue Code of 1986 and the regulations promulgated thereunder.

     The following charts show the payments to be made to the executives pursuant to the Salary Continuation Agreements:
James Cornelsen

		Early
		Termination	Disability	Change in	Pre-Retirement
		Annual	Annual	Control Annual	Annual Death
	Age	Benefit(1)	Benefit(1)	Benefit(2)	Benefit
1/1/2006	51	$—	$—	$68,389	$131,607
1/1/2007	52	9,698	9,698	71,809	131,607
1/1/2008	53	19,396	19,396	75,399	131,607
1/1/2009	54	29,094	29,094	79,169	131,607
1/1/2010	55	38,793	38,793	83,128	131,607
1/1/2011	56	48,491	48,491	87,284	131,607
1/1/2012	57	58,189	58,189	91,648	131,607
1/1/2013	58	67,887	67,887	96,231	131,607
1/1/2014	59	77,585	77,585	101,042	131,607
1/1/2015	60	87,283	87,283	106,095	131,607
1/1/2016	61	96,982	96,982	111,399	131,607
1/1/2017	62	106,680	106,680	116,969	131,607
1/1/2018	63	116,378	116,378	122,818	131,607
1/1/2019	64	126,076	126,076	128,959	131,607
6/23/2019 (3)	65	131,607	131,607	131,607	131,607
Joseph E. Burnett

		Early
		Termination	Disability	Change in	Pre-Retirement
		Annual	Annual	Control Annual	Annual Death
	Age	Benefit(1)	Benefit(1)	Benefit(2)	Benefit
1/1/2006	60	$—	$—	$18,234	$23,177
1/1/2007	61	4,611	4,611	19,145	23,177
1/1/2008	62	9,223	9,223	20,103	23,177
1/1/2009	63	13,834	13,834	21,108	23,177
1/1/2010	64	18,446	18,446	22,163	23,177
1/1/2011 (3)	65	23,177	23,177	23,177	23,177

Christine M. Rush

		Early
		Termination	Disability	Change in	Pre-Retirement
		Annual	Annual	Control Annual	Annual Death
	Age	Benefit(1)	Benefit(1)	Benefit(2)	Benefit
1/1/2006	49	$—	$—	$27,033	$56,658
1/1/2007	50	3,696	3,696	28,384	56,658
1/1/2008	51	7,392	7,392	29,804	56,658
1/1/2009	52	11,088	11,088	31,294	56,658
1/1/2010	53	14,784	14,784	32,858	56,658
1/1/2011	54	18,480	18,480	34,501	56,658
1/1/2012	55	22,176	22,176	36,226	56,658
1/1/2013	56	25,872	25,872	38,038	56,658
1/1/2014	57	29,568	29,568	39,940	56,658
1/1/2015	58	33,264	33,264	41,937	56,658
1/1/2016	59	36,960	36,960	44,033	56,658
1/1/2017	60	40,656	40,656	46,235	56,658
1/1/2018	61	44,352	44,352	48,547	56,658
1/1/2019	62	48,048	48,048	50,974	56,658
1/1/2020	63	51,744	51,744	53,523	56,658
1/1/2021	64	55,440	55,440	56,199	56,658
3/6/2021(3)	65	56,658	56,658	56,658	56,658

(1)	Payments are made in 180 equal monthly installments commencing within 60 days following normal retirement age.

(2)	Payments are made in 180 equal monthly installments commencing at separation of service.

(3)	This is the date the Executive reaches normal retirement age.
     Under the Supplemental Life Insurance Agreements, Old Line Bank is obligated to cause the payment of death benefits to the executives’ designated beneficiaries in the following amounts: Mr. Cornelsen— $717,558; Mr. Burnett — $410,556 and Ms. Rush — $827,976.
Information Regarding Executive Officers Who are Not Directors and Key Employees
     Executive Officers
     Joseph E. Burnett, 60, joined Old Line Bank as a Senior Vice President and Chief Lending Officer in August 2001. He is also a Senior Vice President of Old Line Bancshares, Inc. He has over 40 years of banking experience in the Washington, D.C. metropolitan area specializing in commercial transactions. Prior to joining Old Line Bank, Mr. Burnett was a Senior Vice President in Commercial Lending at Farmers Bank for two years (1999-2001) and at Suburban Bank for twelve years (1987-1999). Mr. Burnett resides in Dunkirk, Maryland. One of our new commercial lenders, Ms. Sandi Burnett, is the sister in law of Mr. Burnett.
     Christine M. Rush, 50, joined Old Line Bank in 1998. She is a Senior Vice President, the Chief Financial Officer, the Chief Credit Officer and the Secretary of Old Line Bank. She is also a Senior Vice President, Chief Financial Officer and the Secretary of Old Line Bancshares, Inc. Prior to joining Old Line Bank, Ms. Rush was a Vice President in Commercial Lending and Cash Management at Signet Bank. She has over 28 years banking and financial management experience. Ms. Rush resides in LaPlata, Maryland.

     Key Employees
     Jeffrey Franklin, 40, Senior Vice President of Old Line Bank, has been in charge of branch operations of Old Line Bank since March 2002. Prior to joining Old Line Bank, he was a Vice President at The Columbia Bank where he was responsible for various aspects of branch operations for six years. Prior to his tenure at The Columbia Bank, he held various positions at First Virginia Bank. Mr. Franklin has over 15 years of banking experience. He resides in Crofton, Maryland.
     Erin G. Lyddane, 31, Treasurer and Vice President of Old Line Bank, has been responsible for the daily operations of the bank and financial reporting since February 2000. She has worked in various positions at the bank, including Assistant Vice President, Branch Manager, Assistant Treasurer and Cashier. She joined Old Line Bank in 1992. She resides in LaPlata, Maryland.
     Sandi F. Burnett, 47, Senior Vice President of Old Line Bank, is the team leader for the College Park loan production office since August 2005. Prior to joining Old Line Bank, she was employed by BB&T, a major south-eastern regional bank, most recently as a City Executive, Senior Vice President. In this capacity, she was responsible for supervising the overall team management, portfolio quality and growth within suburban Maryland, principally Prince George’s County. Prior to this position, she was employed by Commerce Bank, a local bank that merged into BB&T in 1999. She started with Commerce Bank in 1994. Ms. Burnett is a career banker with over 26 years of commercial banking experience. She resides in Lothian, Maryland. Ms. Burnett is the sister in law of Joseph W. Burnett.
     The officers of Old Line Bancshares, Inc. and Old Line Bank are elected annually by the respective Boards of Directors following the annual meeting of stockholders and serve for terms of one year or until their successors are duly elected and qualified except where a longer term is expressly provided in an employment contract duly authorized and approved by the Board of Directors. See “Executive Compensation — Employment Agreements.”
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Under the federal securities laws, Old Line Bancshares, Inc.’s directors and executive officers and persons holding more than ten percent of the outstanding shares of common stock are required to report their ownership and changes in such ownership to the Securities and Exchange Commission and Old Line Bancshares, Inc. Based solely on its review of the copies of such reports, Old Line Bancshares, Inc. believes that, for the year ended December 31, 2005, all Section 16(a) filing requirements applicable to Old Line Bancshares, Inc.’s officers, directors and greater than ten percent shareholders were complied with on a timely basis.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Old Line Bank has had in the past, and expects to have in the future, banking transactions with directors and executive officers and the business and professional organizations in which they are associated in the ordinary course of business. Any loans and loan commitments are made in accordance with all applicable laws. In the opinion of management, these transactions do not and will not involve more than the normal risk of collectibility or present other unfavorable features. Directors or officers with any personal interest in any loan application are excluded from considering any such loan application. The aggregate amount of loans outstanding at December 31, 2005, 2004, and 2003 to Old Line Bank’s directors, officers and their affiliates was approximately $4.8 million, $2.9 million, and $2.0 million, respectively.
     Old Line Bank has entered into various transactions with firms in which owners are also members of the Board of Directors. Fees charged for these services are at similar rates charged by unrelated parties for similar work. We paid to these parties a total of $10,248, $6,886, and $10,159, during the years ended December 31, 2005, 2004 and 2003, respectively.
     On July 22, 2004, Old Line Bancshares, Inc. executed an Operating Agreement as a member to establish Pointer Ridge Office Investment, LLC (“Pointer Ridge”). The purpose of Pointer Ridge is to acquire, own, hold for profit, sell, assign, transfer, operate, lease, develop, mortgage, refinance, pledge and otherwise deal with property located at the intersection of Pointer Ridge Road and Route 301 in Bowie, Md. Pointer Ridge has acquired the property and is constructing a commercial office building. Once completed, Old Line Bancshares, Inc. plans to lease approximately 50% of this building for its main office and a branch of Old Line Bank. Old Line Bancshares, Inc. has a 50% ownership in Pointer Ridge. On August 26, 2004, Old Line Bancshares, Inc. transferred its initial $550,000 capital contribution to Pointer Ridge. On September 16, 2005 and December 16, 2005, Old Line Bancshares, Inc. transferred additional capital contributions of $182,500 and $105,000 respectively, to Pointer Ridge. On December 31, 2005, Old Line Bancshares, Inc.’s total investment in Pointer Ridge was $837,436. Frank Lucente, a director of Old Line Bancshares, Inc. and Old Line Bank, controls twenty five percent of Pointer Ridge.

PROPOSAL II
APPROVING AMENDMENT TO OLD LINE BANCSHARES, INC’S CHARTER TO INCREASE THE AUTHORIZED
SHARES OF COMMON STOCK FROM 5,000,000 TO 15,000,000
     Stockholders are being asked to approve Articles of Amendment to Old Line Bancshares, Inc.’s charter to increase the authorized shares of common stock from 5,000,000 to 15,000,000. A copy of the Articles of Amendment are attached hereto and incorporated by reference herein as Appendix 1.
     Assuming approval by the stockholders, the Articles of Amendment will become effective upon their acceptance for record by the State Department of Assessments and Taxation of Maryland (the “SDAT”). Assuming approval of the Articles of Amendment by the stockholders, Old Line Bancshares, Inc. intends to file the Articles of Amendment with the SDAT as soon as practicable after the Annual Meeting.
Description of and Reasons for the Amendment
     The purpose of the amendment is to permit Old Line Bancshares, Inc.’s Board of Directors to issue common stock for a variety of proper corporate purposes as the Board of Directors may deem advisable without the consent of Old Line Bancshares, Inc.’s stockholders.
     The amendment would restate the first two paragraphs of Article SIXTH of the charter to read as follows:
“The total number of shares and the par value of each class of capital stock which the Corporation is authorized to issue is as follows:

Class of Stock	Number of Shares	Par Value
Preferred	1,000,000	$0.01
Common	15,000,000	$0.01
Any and all shares of stock issued, and for which the full consideration has been paid or delivered, shall be deemed fully paid stock; and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon. The aggregate par value of all shares of all classes of stock is $160,000.”
     The charter currently authorizes the issuance of up to 5,000,000 shares of common stock. As of the date of this proxy statement, there were 4,248,898.5 shares of common stock issued and outstanding, leaving a balance of 751,101.5 shares that are authorized and unissued. Of the 751,105.5 shares of authorized and unissued common stock, 15,300 shares are reserved for issuance pursuant to our 1990 Stock Option Plan, 67,800 shares are reserved for issuance pursuant to our 2001 Stock Option Plan, and 89,520 shares are reserved for issuance pursuant to our 2004 Equity Incentive Plan. Thus, as of the date of this proxy statement, there are only 578,485.5 shares of common stock that remain unissued or reserved for issuance.
     If the proposed amendment to the charter is approved by the stockholders, upon its effectiveness, Old Line Bancshares, Inc. will have 15,000,000 shares of common stock. Old Line Bancshares will be left with a balance of 10,578,485.5 shares authorized and unissued and not reserved for any specific purpose.
     The rights and terms of Old Line Bancshares, Inc.’s common stock will not be changed in any way by the proposed amendment, and the additional shares of common stock, if authorized, would have the same rights and privileges as the shares of common stock currently outstanding.
     The Board of Directors believes the availability of such shares will benefit Old Line Bancshares, Inc. by providing flexibility to issue stock for a variety of proper corporate purposes as the Board of Directors may deem advisable without further action by stockholders, except as may be required by law, regulation or rule. These purposes could include, among other things, the sale of stock for capital raising purposes, the issuance of stock to persons who provide services to Old Line Bancshares, Inc., the purchase of property, an acquisition or merger, the use of additional shares for equity compensation plans, the declaration of stock splits, stock dividends or distributions and other bona fide corporate purposes.

     The issuance of additional shares of stock under any of these circumstances could have a dilutive effect on earnings per share and on a stockholder’s percentage voting power in our company. Holders of Old Line Bancshares, Inc.’s common stock do not have preemptive rights to subscribe for additional securities that may be issued by Old Line Bancshares, Inc., which means that current stockholders do not have a prior right to purchase any new issue of stock in order to maintain their proportionate ownership interest.
     Other than grants pursuant to the 2001 Stock Option Plan and the 2004 Equity Incentive Plan, management has no present arrangements, agreements, understandings or plans for the issuance of the additional shares of common stock proposed to be authorized by the amendment to the charter.
Anti-Takeover Effects
     Although an increase in the authorized shares of common stock could, under certain circumstances, have an anti-takeover effect (for example, by diluting the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of Old Line Bancshares, Inc., with another company), the current proposal to amend the charter is not in response to any effort by any person or group to accumulate Old Line Bancshares, Inc.’s common stock or to obtain control of Old Line Bancshares, Inc., by means of a merger, tender offer, solicitations in opposition to management or otherwise.
     The proposed increase in the number of authorized shares of common stock is not intended for anti-takeover purposes. Management is not currently aware of any actions taken by any person or group to obtain control of Old Line Bancshares or to change its management. In addition, there have been no proposals to management or the Board of Directors for a merger or the purchase of Old Line Bancshares, Inc.’s securities or assets, and the proposal is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the stockholders. The Board of Directors does not currently contemplate recommending the adoption of any other amendments to the charter that could be construed to affect the ability of third parties to take over or change control of our company.
Stockholder Approval
     The approval of the Articles of Amendment to increase the number of authorized shares of common stock from 5,000,000 to 15,000,000 requires the affirmative vote of at least two-thirds of the total votes entitled to be cast at the Annual Meeting.
The Board of Directors recommends that stockholders vote “FOR” the Articles of Amendment.
PROPOSAL III
APPROVING AMENDMENT TO OLD LINE BANCSHARES, INC’S CHARTER TO EXPRESSLY GRANT THE BOARD
OF DIRECTORS THE POWER TO CHANGE THE LOCATION OF THE PRINCIPAL OFFICE WITHOUT THE
APPROVAL OF THE STOCKHOLDERS
     Stockholders are being asked to approve Articles of Amendment to Old Line Bancshares, Inc.’s charter to expressly grant the Board of Directors the power to change the location of the principal office without the approval of the stockholders. A copy of the Articles of Amendment are attached hereto and incorporated by reference herein as Appendix 2.
     Assuming approval by the stockholders, the Articles of Amendment will become effective upon their acceptance for record by the SDAT. Assuming approval of the Articles of Amendment by the stockholders, Old Line Bancshares, Inc. intends to file the Articles of Amendment with the SDAT as soon as practicable after the Annual Meeting.

Description of and Reasons for the Amendment
     The purpose of the amendment is to permit the Board of Directors to change the location of the principal office without the approval of the stockholders.
     The amendment would restate Article TENTH of the charter to read as follows:
“The board of directors shall have the power to change the location of the principal office without the approval of the stockholders.”
     Currently, Article TENTH of the charter provides that the Board of Directors may change the location of Old Line Bancshares, Inc.’s principal office to within 30 miles of the office in Waldorf, Maryland without the approval of the stockholders. Old Line Bancshares, Inc. is currently in the process of moving its principal office to 1525 Pointer Ridge Road, Bowie, Maryland, which is less than 30 miles from Waldorf, Maryland. However, if the Board of Directors determines that it should move the principal office again in the future, the Board of Directors believes that it should have this authority generally without requiring the approval of the stockholders.
Stockholder Approval
     The approval of the Articles of Amendment to expressly grant the Board of Directors the power to change the location of the principal office without the approval of the stockholders requires the affirmative vote of at least two-thirds of the total votes entitled to be cast at the Annual Meeting.
The Board of Directors recommends that stockholders vote “FOR” the Articles of Amendment.
PROPOSAL IV
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Board of Directors has ratified and confirmed the Audit Committee’s selection of Rowles & Company, LLP as Old Line Bancshares, Inc.’s independent public accountants for 2006, subject to ratification by the stockholders. Rowles & Company, LLP has served as Old Line Bank’s independent public accountants since 1995 and the Audit Committee and management consider Rowles & Company, LLP to be well qualified. They have issued no qualified opinions during such engagement.
     A representative of Rowles & Company, LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she desires to do so.
     Approval of this proposal requires a majority of votes cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on the vote for this proposal.
     The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Rowles & Company, LLP as independent public accountants for 2006.

AUDIT COMMITTEE REPORT
     The Audit Committee has (1) reviewed and discussed Old Line Bancshares, Inc.’s audited financial statements with Old Line Bancshares, Inc.’s management and representatives of Rowles & Company, LLP, the independent auditors; (2) discussed with Rowles & Company, LLP all matters required to be discussed by SAS No. 61, as modified or supplemented; and (3) has received the written disclosures and the letter from Rowles & Company, LLP required by Independence Standards Board Standard No. 1, as modified or supplemented and has discussed with Rowles & Company, LLP the independence of Rowles & Company, LLP. Based on its review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2005 be included in Old Line Bancshares, Inc.’s Annual Report on Form 10-KSB for the last fiscal year.

Audit Committee:

By:	Suhas R. Shah, CPA, Chairman
Craig. E. Clark
James F. Dent
John D. Mitchell, Jr.
Audit and Non-Audit Fees
     The following table presents fees for professional audit services rendered by Rowles & Company, LLP for the audit of Old Line Bancshares, Inc.’s annual consolidated financial statements for the years ended December 31, 2005 and December 31, 2004 and fees billed for other services rendered by Rowles & Company, LLP during those periods.

	Year Ended
	December 31,
	2005	2004
Audit Fees(1)	$50,490	$39,556
Audit Related Fees(2)	12,570	—
Tax Fees(3)	10,527	6,292
All Other Fees(4)	—	3,102

Total	$73,227	$48,950

(1) Audit Fees consist of fees billed for professional services rendered for the audit of the Old Line Bancshares, Inc.’s consolidated (or Old Line Bank’s) annual financial statements and review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by Rowles & Company, LLP in connection with statutory and regulatory filings or engagements.
(2) Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Old Line Bancshares, Inc.’s consolidated (or Old Line Bank’s) financial statements and are not reported under “Audit Fees”. In 2005, these fees included costs associated with reviews and advisory services related to the public offering.
(3) Tax Fees consist of fees billed for professional services rendered for federal and state tax compliance, tax advice and tax planning.
(4) All Other Fees in 2004 are for fees billed for training costs.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor
     Old Line Bancshares, Inc.’s audit committee approves the engagement before Old Line Bancshares, Inc. or Old Line Bank engages the independent auditor to render any audit or non-audit services.

SHAREHOLDER COMMUNICATIONS
     If you would like to contact Old Line Bancshares, Inc.’s Board of Directors, including a committee of the Board of Directors, you can send an email to Crush@oldlinebank.com, or write to the following address:
Board of Directors
c/o Corporate Secretary
Old Line Bancshares, Inc.
P.O. Box 1890
Waldorf, Md. 20604
     The Secretary will compile all communications and submit them to the Board of Directors or the individual Directors on a periodic basis.
SHAREHOLDER PROPOSALS
     In order to be included in the proxy materials for Old Line Bancshares, Inc.’s 2007 Annual Meeting, shareholder proposals submitted to Old Line Bancshares, Inc. in compliance with SEC Rule 14a-8 (which concerns shareholder proposals that are requested to be included in a company’s proxy statement) must be received in written form at Old Line Bancshares, Inc.’s executive offices on or before December 13, 2006. In order to curtail controversy as to compliance with this requirement, shareholders are urged to submit proposals to the Secretary of Old Line Bancshares, Inc. by Certified Mail—Return Receipt Requested.
     In addition to any other applicable requirements, for nominations for election to the board of directors outside of the procedures established in the charter of the Nominating Committee of Old Line Bancshares, Inc. and even if the proposal is not to be included in the Proxy Statement, pursuant to Old Line Bancshares, Inc.’s Bylaws, the shareholder must give notice in writing to the President of Old Line Bancshares, Inc. not less than 14 days nor more than 50 days prior to the date of the meeting called for the election of directors, provided, however, that if less than 21 days notice of the meeting is given to stockholders, such nomination must be mailed or delivered to the President not later than the close of business on the fifth business day following the date on which the notice was mailed. For the 2006 Annual Meeting, such notice would have to be received by the Secretary of Old Line Bancshares between April 3, 2006 and May 11, 2006.
     The notice must contain (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the names of any associate or affiliate (as those terms are defined under the Securities Exchange Act of 1934, as amended) of each proposed nominee which own shares of capital stock of Old Line Bancshares, Inc. or are beneficial owners of options or parties to agreements in respect to the capital stock of Old Line Bancshares, Inc.; (iv) the total number of shares of capital stock of Old Line Bancshares, Inc. that will be voted for each proposed nominee; (v) the name and residence address of the notifying stockholder and (vi) the number of shares of capital stock of Old Line Bancshares, Inc. owned by the notifying stockholder and each proposed nominee. A full description of these notice requirements can be found in Article I, Section 7 of Old Line Bancshares, Inc.’s Amended and Restated Bylaws.
ANNUAL REPORT
     The Old Line Bancshares, Inc.’s annual report on Form 10-KSB for the year 2005 is included herein. Copies of the report will also be available at the Annual Meeting on May 25, 2006.
     A COPY OF OLD LINE BANCSHARES, INC.’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB FOR THE PERIOD ENDED DECEMBER 31, 2005, INCLUDING FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, WILL BE FURNISHED BY MANAGEMENT TO ANY BENEFICIAL OWNER OF ITS SECURITIES WITHOUT CHARGE UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. REQUESTS IN WRITING SHOULD BE DIRECTED TO OLD LINE BANCSHARES, INC. C/O CORPORATE SECRETARY, P.O. BOX 1890, WALDORF, MD. 20604. EACH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT, AS OF APRIL 5, 2006, THE RECORD DATE FOR THE ANNUAL MEETING, THE PERSON MAKING THE REQUEST WAS A BENEFICIAL OWNER OF SECURITIES ENTITLED TO VOTE AT SUCH MEETING.

OTHER BUSINESS
     The management of the Old Line Bancshares, Inc. does not intend to present any other matters for action at the Annual Meeting, and the Board of Directors has not been informed that other persons intend to present any matters for action at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote thereon, pursuant to the proxy, in accordance with their judgment of the best interests of Old Line Bancshares, Inc.

By order of the Board of Directors

/s/ Craig E. Clark

April 14, 2006	Craig E. Clark, Chairman of the Board

Appendix 1
ARTICLES OF AMENDMENT
OF
OLD LINE BANCSHARES, INC.
OLD LINE BANCSHARES, INC., a Maryland corporation (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (which is hereinafter referred to as the “SDAT”) that:
FIRST: The Charter of the Corporation is hereby amended by increasing the number of authorized shares of common stock from five million (5,000,000) to fifteen million (15,000,000), and from and after the acceptance of these Articles of Amendment by the SDAT, the first two paragraphs of Article SIXTH of the Charter is deleted in its entirety and replaced with the following:
“The total number of shares and the par value of each class of capital stock which the Corporation is authorized to issue is as follows:

Class of Stock	Number of Shares	Par Value
Preferred	1,000,000	$0.01
Common	15,000,000	$0.01
Any and all shares of stock issued, and for which the full consideration has been paid or delivered, shall be deemed fully paid stock; and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon. The aggregate par value of all shares of all classes of stock is $160,000.”
SECOND: Prior to the filing of these Articles of Amendment, the Corporation had the authority to issue six million (6,000,000) shares of capital stock, comprised of one million (1,000,000) shares of preferred stock, $0.01 par value per share, and five million (5,000,000) shares of common stock, $0.01 par value per share, for an aggregate par value of Sixty Thousand Dollars ($60,000). Subsequent to the filing of these Articles of Amendment, the Corporation will have the authority to issue to issue sixteen million (16,000,000) shares of capital stock, comprised of one million (1,000,000) shares of preferred stock, $0.01 par value per share, and fifteen million (15,000,000) shares of common stock, $0.01 par value per share, for an aggregate par value of One Hundred Sixty Thousand Dollars ($160,000).
THIRD: The Board of Directors of the Corporation, pursuant to and in accordance with the Charter and Bylaws of the Corporation and the Maryland General Corporation Law (the “MGCL”), duly advised the foregoing amendments and the shareholders of the Corporation entitled to vote on the foregoing amendment, pursuant to and in accordance with the Charter and Bylaws of the Corporation and the MGCL, duly approved the foregoing amendment.
IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by a President and attested to by its Secretary as of this ___day of May, 2006; and its President acknowledges that these Articles of Amendment are the act of the Corporation, and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:	OLD LINE BANCSHARES, INC.

	By		(SEAL)

Christine M. Rush, Secretary		James W. Cornelsen, President

Appendix 2
ARTICLES OF AMENDMENT
OF
OLD LINE BANCSHARES, INC.
OLD LINE BANCSHARES, INC., a Maryland corporation (which is hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (which is hereinafter referred to as the “SDAT”) that:
FIRST: The Charter of the Corporation is hereby amended by deleting Article TENTH in its entirety and replacing said article with the following:
“TENTH: The board of directors shall have the power to change the location of the principal office without the approval of the stockholders.”
SECOND: The Board of Directors of the Corporation, pursuant to and in accordance with the Charter and Bylaws of the Corporation and the Maryland General Corporation Law (the “MGCL”), duly advised the foregoing amendments and the shareholders of the Corporation entitled to vote on the foregoing amendment, pursuant to and in accordance with the Charter and Bylaws of the Corporation and the MGCL, duly approved the foregoing amendment.
IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by a President and attested to by its Secretary as of this ___day of May, 2006; and its President acknowledges that these Articles of Amendment are the act of the Corporation, and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.

ATTEST:	OLD LINE BANCSHARES, INC

	By		(SEAL)

Christine M. Rush, Secretary		James W. Cornelsen, President

REVOCABLE PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
OLD LINE BANCSHARES, INC.
ANNUAL MEETING OF STOCKHOLDERS ON MAY 25, 2006
     KNOW ALL MEN BY THESE PRESENT, that the undersigned stockholder of Old Line Bancshares, Inc. (the “Company”) hereby appoints Mr. Daniel W. Deming and Mr. James F. Dent, and each of them acting singly, with full power of substitution, the attorneys and proxies of the undersigned and authorizes them to represent and vote on behalf of the undersigned as designated all of the shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 25, 2006, and at any adjournment or postponement of such meeting for the purposes identified below and with discretionary authority as to any other matters that may properly come before the Annual Meeting. Any and all proxies heretofore given are hereby revoked. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and Annual Report.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL OF THE NOMINEES FOR DIRECTOR AND “FOR” EACH OF THE PROPOSALS DESCRIBED ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
OLD LINE BANCSHARES, INC.
May 25, 2006
Please date, sign and mail
Your proxy card in the envelope provided as soon
As possible
Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS AND “FOR ” PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

								FOR	AGAINST	ABSTAIN
1. Proposal 1 - Election of Directors For Term to Expire 2009 and 2008:						2.	Proposal 2 - To amend Old Line Bancshares. Inc.’s charter to Increase the authorized shares of Old Line Bancshares. Inc.’s common stock from 5,000,000 shares to 15,000,000 shares.	☐	☐	☐

		NOMINEES:
☐	FOR ALL NOMINEES	¡	Charles A. Bongar. Jr.	2009
		¡	Nancy L. Gasparovic	2009
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	Frank Lucente. Jr. Suhas R. Shah	2009 2008		3.	Proposal 3 - To amend Old Line Bancshares. Inc.’s charter to expressly grant the Board of Directors the power to change the location of the principal office without the approval of the stockholders.	☐	☐	☐
☐	FOR ALL EXCEPT (See Instructions below)
						4.	Proposal 4 - To ratify the appointment of Rowles & Company, LLP as independent public accountants to audit the financial statements of Old Line Bancshares, Inc. for 2006.	☐	☐	☐

							This proxy may be revoked at any time prior to its exercise by written notice to the Company by executing a proxy bearing a later date or by attending the meeting and voting in person.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you with to withhold, as shown here: ●
Please vote, date and sign this proxy and return it promptly In the enclosed postage prepaid envelope. Prompt return of your proxy will assure that your vote will be counted if you are unable to attend the annual meeting, but will no prevent you from voting in person.

						If you plan to attend the meeting, please so Indicate by checking the box so that we may make appropriate arrangements for the meeting.				☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.					☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.